UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 2005

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2005, First Indiana Bank, N.A., a subsidiary of First Indiana Corporation, entered into a technology outsourcing agreement with Metavante Corporation, a subsidiary of Marshall & Ilsley Corporation, for the provision of core processing and related technology services. The agreement runs for eight years from conversion which is expected to occur in the third quarter of 2006. Payments under the agreement largely depend upon the volume of accounts and transactions to be processed; however, annual payments are expected to be approximately $1.8 million based upon current volumes. First Indiana may be subject to termination fees for early termination of the agreement. The agreement also provides for consulting services to First Indiana to reduce expenses and enhance revenue, and non-recurring payments will be made to Metavante for consulting services and conversion costs. First Indiana Bank has a correspondent banking relationship with M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: October 20, 2005	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer